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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to use of our report dated March 1, 2004 in the Registration Statement (Form F-4) and the related Prospectus of Ultrapetrol (Bahamas) Limited for the registration of $180,000,000 9% First Preferred Ship Mortgage Notes due 2014.

/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global Buenos Aires, Argentina
January 24, 2005

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to use of our report dated March 19, 2004 (except Note 20, as to which the date is November 10, 2004) in the Registration Statement (Form F-4) and the related Prospectus of Ultrapetrol (Bahamas) Limited for the registration of $180,000,000 9% First Preferred Ship Mortgage Notes due 2014.

/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global Buenos Aires, Argentina
January 24, 2005